                                                               Exhibit (m)(2)(i)

                         AMENDED AND RESTATED SCHEDULE A

                               WITH RESPECT TO THE

               AMENDED AND RESTATED SERVICE AND DISTRIBUTION PLAN

                                       FOR

                                ING MUTUAL FUNDS

                                 CLASS A SHARES


FUND                                          MAXIMUM COMBINED SERVICE AND DISTRIBUTION FEES
----                                          ----------------------------------------------
                                               (as a percentage of average daily net assets)
ING Diversified International Fund                                 0.25%
ING Emerging Countries Fund                                        0.35%
ING Emerging Markets Fixed Income Fund                             0.25%
ING Foreign Fund                                                   0.25%
ING Global Equity Dividend Fund                                    0.25%
ING Global Value Choice Fund                                       0.35%
ING Greater China Fund                                             0.25%
ING Index Plus International Equity Fund                           0.25%
ING International Capital Appreciation Fund                        0.25%
ING International SmallCap Fund                                    0.35%
ING International Value Choice Fund                                0.25%

Effective Date: December 7, 2005